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                                                                    EXHIBIT 10.5

                             COMPENSATION AGREEMENT


         THIS COMPENSATION AGREEMENT ("Agreement") is made this 17th day of October, 1997 effective as of January 1, 1997 (the "Effective Date"), by and between THE PROFIT RECOVERY GROUP INTERNATIONAL I, INC., a Georgia corporation (the "Company") and MICHAEL A. LUSTIG, a resident of the State of Georgia (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto are party to that certain Employment Agreement, dated September __, 1997 and effective as of the Effective Date (the "Employment Agreement") whereby the Company employs Employee as President of the Company's Retail, Wholesale and Government Divisions, and Employee accepts such employment in accordance with the terms thereof; and

         WHEREAS, the Employment Agreement provides that the compensation payable to Employee shall be as set forth herein (any terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement).

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. COMPENSATION. For services rendered by Employee under the Employment Agreement during the term thereof, Employee shall be entitled to receive the following compensation (subject to following sections), provided that such compensation and Performance Goals (as defined below) may be reviewed annually and modified by the Company in writing prior to the commencement of any Term Year.

                  (a) Base Salary. Two Hundred Forty-Five Thousand and No/100 ($245,000.00) Dollars) ("Base Salary") shall be payable in accordance with the Company's customary payroll procedures. For purposes of this Agreement, the term "Adjusted Base Salary" shall mean and refer to the sum of Employee's Base Salary and Twenty Thousand and No/100 ($20,000.00) Dollars (such Twenty Thousand and No/100 ($20,000.00) Dollars, together with interest accrued thereon as hereinafter provided, is hereinafter referred to as the "Salary Deferred Compensation Credit"). Employee's Salary Deferred Compensation Credit shall not be paid to Employee but such amount shall instead be deferred and credited to Employee's Account (as defined in Section 12(a) of the Employment Agreement) as deferred compensation in accordance with Section 12 of the Employment Agreement. In the event of termination of Employee's employment under the Employment Agreement for any reason during any Term Year, no portion of the Salary Deferred Compensation Credit shall be credited to Employee's Account in respect of the month in which such termination occurs or any subsequent period.

                  (b) Bonus. An annual bonus ("Bonus") in an amount determined and payable as provided herein for each Term Year during the term of the Employment Agreement, payable in a lump sum within ninety (90) days following the end of each Term Year; provided, however, that Employee shall be entitled to a Bonus only if certain Performance Goal Attainment Measures (as set forth in Exhibit 1 hereto) are achieved by Employee and the Company. The amount of any Bonus will depend on which Performance Goal Payout Level (as defined in Exhibit 1 hereto) Employee and the Company have
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attained. The Performance Goal Attainment Measures and related provisions applicable to Employee hereunder are set forth in the "Incentive Summary" attached as Exhibit 1 hereto. The maximum potential Bonus shall be established from time to time by mutual consent of the parties hereto, but, assuming no decrease in Base Salary, shall not be less than One Hundred Thirty-Two Thousand Five Hundred and No/100 ($132,500.00) Dollars per Term Year without Employee's consent.

         2. TERMINATION. This Agreement shall terminate effect upon the termination of the Employment Agreement; provided, however, that all provisions hereof relating to any actions, including payment, subsequent to termination shall survive such termination.

         3. INCORPORATION BY REFERENCE. The provisions of the Employment Agreement are hereby incorporated herein by reference.

         4. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by Employee. In the event that the Employment Agreement is assigned this Agreement shall be assigned to the assignee thereof.

         5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    COMPANY:

                                    THE PROFIT RECOVERY GROUP
                                    INTERNATIONAL I, INC.


                                    By:
                                       -----------------------------------------
                                         John M. Cook, Chief Executive Officer


                                    EMPLOYEE:


                                                                          (SEAL)
                                    --------------------------------------------
                                    Michael A. Lustig




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                                    EXHIBIT 1

                          1997 PRG Executive Incentive
                                  Plan Summary

                                  Annual Payout

Objective

         - To motivate and reward outstanding performance, and to reinforce and support PRG's strategic plans and financial goals.

         - Attract and retain highly talented associates by offering a competitive total compensation package.

Plan Payouts

         - Incentive awards under the plan will be based upon year-to-date base salary earnings for the period January 1, 1997 - December 31, 1997.

         - Incentive plan measurements/goals and levels of payout are shown on the attached incentive summary. Also attached are definitions for each of the measurement categories.

         - One-fifth of the payout is attributable to meeting each of the four quarters' goals in each category of measurement, and one-fifth is attributable to meeting the annual goals for each category of measurement.

         - Incentive payments will be paid within 60 days following the end of the fiscal year. Participants must be actively employed in order to receive awards. Exceptions may be made in terminations due to retirement, disability, or death.

         - Participants must have satisfactory performance at the time payments are made to be eligible. Participants on performance plans are not eligible to receive payments.

Part-Year Participation

         - If an associate becomes eligible for the PRG Executive Incentive Plan after January 1, 1997, he/she may be eligible for a prorated payout based on the date of entry into the Plan.

         - Prorated payouts will be based on year-to-date base salary earnings from the date of entry into the Plan. Entry into the Plan must be prior to October 1, 1997 for participation in the Plan during 1997.




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Management of the Plan

         -        The plan is effective from January 1, 1997 through December
                  31, 1997.

         - Overall responsibility for the plan resides with the Chairman and Chief Executive Officer, Chief Financial Officer, and Senior Vice President Human Resources, and payments are subject to Board of Directors' approval.

         - Management reserves the right to amend the plan, with regard to participation, procedures, awards and any other provisions. This includes revision of financial targets in the event of business or organizational change deemed to warrant such action.










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                    1997 Incentive Plan Measures - Executive
                            Definitions of Categories


A) EPS - Earnings per share of PRGX as recorded in quarterly/annual consolidated financial statements reported in the Company's quarterly 10Q and annual 10K. Measurements will be quarterly based upon threshold, target, and stretch quarterly goals, however, payouts on EPS will only be annual.

B) "PRG" Operating Profit - Operating profit for subsidiaries wholly owned by PRGX as of December 1, 1996. Measurement will be quarterly and will have threshold, target, and stretch goals for each quarter.










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                                  ATTACHMENT A




                             1997 INCENTIVE SUMMARY





                                  PAYOUT LEVELS
                   (expressed as a percentage of base salary)

                           Threshold                  30%
                           Target            40%
                           Stretch                    50%






                            GOAL ATTAINMENT MEASURES


                  Qtrly EPS                                    25%
                  Qtrly "PRG" Operating Profit                 75%






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